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                                                                     Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of California Microwave, Inc. of our report dated August 8, 1997 included in the 1997 Annual Report to Shareholders of California Microwave, Inc.

Our audits also included the financial statement schedule of California Microwave, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No.'s 33-09117, 33-24517, 33-44397, 33-58108, 33-73584,
33-86968, 333-19015 and 333-35025) pertaining to the 1992 Stock Option Plan, 1992 Restricted Stock Plan, Employee Stock Purchase Plan, and 1986 Stock Option Plan of California Microwave, Inc.; the Non-Qualified Stock Option Agreement between California Microwave, Inc. and Frederick Lawrence dated effective as of July 16, 1997; and the Registration Statement (Form S-8 No. 33-60957) pertaining to the Microwave Networks Incorporated 1990 Non-Qualified Stock Option Plan for Employees and 1990 Non-Qualified Stock Option Plan for non-Employed Directors and Consultants of our report dated August 8, 1997, with respect to the financial statements incorporated herein by reference.


                                                    /s/ Ernst & Young LLP
                                                    ----------------------
                                                        Ernst & Young LLP
Palo Alto, California
September 26, 1997